Exhibit 10(a)
DIGI INTERNATIONAL INC.
STOCK OPTION PLAN
AS AMENDED AND RESTATED
AS OF NOVEMBER 27, 2006
1. Purpose of Plan. The purpose of this Digi International Inc. Stock Option Plan (the “Plan”), is to promote the interests of Digi International Inc., a Delaware corporation (the “Company”), and its stockholders by providing key personnel of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.
2. Administration of Plan. This Plan shall be administered by a committee of two or more directors (the “Committee”) appointed by the Company’s board of directors (the “Board”). No person shall serve as a member of the Committee unless such person shall be a “Non-Employee Director” as that term is defined in Rule 16b-3(a)(3)(i), promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, stockholders, employees and optionees. To the full extent permitted by law, (i) no member of the Committee or the CEO Stock Option Committee (as defined in this paragraph 2) shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder and (ii) the members of the Committee and the CEO Stock Option Committee shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations. The Committee may delegate all or any part of its authority under this Plan to a one person committee consisting of the Chief Executive Officer of the Company as its sole member (the “CEO Stock Option Committee”) for purposes of granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act (“Section 16 Individuals”).
3. Shares Subject to Plan. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of common stock (the “Common Shares”) of the Company, $.01 par value, or Common Shares held in treasury, and they shall not exceed 4,129,400 in the aggregate, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Common Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.
4. Eligible Participants. Options may be granted under this Plan to any key employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or any subsidiary thereof. Nonstatutory stock options, as defined in paragraph 5(a) hereof, also shall be granted to directors of the Company who are not employees of the Company or any subsidiary thereof (the “Outside Directors”) in accordance with paragraph 6 hereof and may also be granted to other individuals or entities who are not “employees” but who provide services to the Company or a parent or subsidiary thereof in the capacity of an Outside Director, advisor or consultant. References herein to “employed,” “employment” and similar terms (except “employee”) shall include the providing of services in any such capacity or as a director. The employees and other individuals and entities to whom options may be granted pursuant to this paragraph 4 are referred to herein as “Eligible Participants.”
5. Terms and Conditions of Employee Options.
     (a) Subject to the terms and conditions of this Plan, the Committee may, from time to time prior to December 1, 2006, grant to such Eligible Participants as the Committee may determine options to purchase such number of Common Shares of the Company on such terms and conditions as the Committee may determine; provided, however, that no Eligible Participant may be granted options with respect to more than 250,000 Common Shares during any calendar year. In determining the Eligible Participants to whom options shall be granted and the number of Common Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option granted to an employee is to be considered an “incentive stock option” (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or any amendment thereto (the “Code”)) or a nonstatutory stock option (an option granted under this Plan that is not intended to be an “incentive stock option”). The Committee may grant both incentive stock options and nonstatutory stock options to the same employee. However, if an incentive stock option and a nonstatutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 5(c)) of Common Shares with respect to which incentive stock options (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as nonstatutory stock options.

     (b) The purchase price of each Common Share subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee. For nonstatutory stock options, such purchase price may be set at not less than 50% of the Fair Market Value (as defined below) of a Common Share on the date of grant. For incentive stock options, such purchase price shall be no less than 100% of the Fair Market Value of a Common Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a “10% Stockholder”), such purchase price shall be no less than 110% of the Fair Market Value of a Common Share on the date of grant.
     (c) “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:
     (i) the closing sale price of a Common Share on such date, or, if no sale of Common Shares shall have occurred on that date, on the next preceding day on which a sale of Common Shares occurred
     (A) on the composite tape for NASDAQ-listed shares, or
     (B) if the Common Shares are not quoted on the composite tape for NASDAQ-listed shares, on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934, as amended, on which the Common Shares are listed, or
     (ii) if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Common Share on that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or
     (iii) if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Common Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.
     In the case of an incentive stock option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 13.
     (d) Each option agreement provided for in paragraph 14 hereof shall specify when each option granted under this Plan shall become exercisable.

     (e) Each option granted pursuant to this paragraph 5 and all rights to purchase shares thereunder shall cease on the earliest of:
     (i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Stockholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;
     (ii) the expiration of the period after the termination of the optionee’s employment within which the option is exercisable as specified in paragraph 8(b) or 8(c), whichever is applicable; or
     (iii) the date, if any, fixed for cancellation pursuant to paragraph 9 of this Plan.
In no event shall any option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.
6. Terms and Conditions of Outside Director Options.
     (a) Subject to the terms and conditions of this Plan, the Committee shall grant options to each Outside Director who is not on the date such option would be granted the beneficial owner (as defined in Rule 13d-3 under the Act) of more than 5% of the outstanding Common Shares, on the terms and conditions set forth in this paragraph 6. During the term of this Plan and provided that sufficient Common Shares are available pursuant to paragraph 3:
     (i) each person who is elected to be an Outside Director and who was not at any time previously a director of the Company shall be granted a nonstatutory stock option. The date such person is elected to be an Outside Director of the Company shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(i). The number of Common Shares covered by each such option shall be 7,500;
     (ii) each person who is an Outside Director at the conclusion of an Annual Meeting of Stockholders shall be granted a nonstatutory stock option on the date of such Annual Meeting of Stockholders. The date of such Annual Meeting of Stockholders shall also be the date of grant for options granted pursuant to this subparagraph 6(a)(ii). The number of Common Shares covered by each such option shall be 9,500;
     (iii) each person who is elected to be an Outside Director between Annual Meetings of Stockholders shall be granted a nonstatutory stock option. The date such person is elected to be an Outside Director of the Company by the Board shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(iii). The number of Common Shares covered by each such option shall be 9,500 multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the date such person is elected to be an Outside Director, and the denominator of which shall be 12;
     (iv) each person who is an Outside Director at the conclusion of an Annual Meeting of Stockholders may elect in writing to be granted a nonstatutory stock option on the date of such Annual Meeting of Stockholders in lieu of all cash compensation to which such Outside Director would be entitled for the Board year of the Company commencing with such Annual Meeting of Stockholders. The date of such Annual Meeting of Stockholders shall also be the date of grant for options granted pursuant to this subparagraph 6(a)(iv). The number of Common Shares covered by each such option shall be 3,500. Any such election by an Outside Director shall be subject to prior approval by the Committee; and
     (v) each person who is elected to be an Outside Director between Annual Meetings of Stockholders may elect in writing to be granted a nonstatutory stock option in lieu of all cash compensation to which such Outside Director would otherwise be entitled for the period commencing with the date such person is elected to be an Outside Director of the Company by the Board and ending on the date of the next Annual Meeting of Stockholders. The date such person is elected to be an Outside Director of the Company by the Board shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(v). The number of Common Shares covered by each such option shall be 3,500 multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the date such person is elected to be an Outside Director, and the denominator of which shall be 12. Such election by an Outside Director shall be subject to prior approval by the Committee.
     (b) The purchase price of each Common Share subject to an option granted to an Outside Director pursuant to this paragraph 6 shall be the Fair Market Value of a Common Share on the date of grant.
     (c) (i) Subject to the provisions of paragraphs 6(d) and 6(e) hereof, (x) options granted to Outside Directors pursuant to subparagraph 6(a)(ii) and (iv) and (y) options granted to Outside Directors pursuant to subparagraph 6(a)(i) if the date of grant of such options is the date of an Annual Meeting of Stockholders shall vest and become exercisable in accordance with the following schedule:

Annual Meeting	Cumulative Percentage
of Stockholders	Becoming Exercisable

One Year After Grant	50%
Two Years After Grant	100%

     (ii) Subject to the provisions of paragraph 6(d) and 6(e) hereof, (x) the options granted to Outside Directors pursuant to subparagraphs 6(a)(iii) and (v) and (y) options granted to Outside Directors pursuant to subparagraph 6(a)(i) if the date of grant of such options is a date other than the date of an Annual Meeting of Stockholders shall vest and become exercisable in accordance with the following schedule:

Anniversary of the	Cumulative Percentage
Date of Grant	Becoming Exercisable

One Year After Grant	50%
Two Years After Grant	100%
     (d) Notwithstanding the vesting schedules set forth in paragraph 6(c) hereof, an option held by an Outside Director shall vest and become immediately exercisable upon the latest of (i) the date on which such Outside Director attains 62 years of age, (ii) the date on which such Outside Director has completed five years of Service (as hereinafter defined) and (iii) the first anniversary of the date of grant of such option or, if applicable, the Annual Meeting of Stockholders next succeeding the Annual Meeting at which such option was granted. Any option granted to an Outside Director on or after the first accelerated vesting date for such Outside Director shall automatically vest on the Annual Meeting of Stockholders next succeeding the Annual Meeting at which such option was granted. As used herein, “Service” shall mean service to the Company or any subsidiary thereof in the capacity of any advisor, consultant, employee, officer or director, and Service as a director from an Annual Meeting of Stockholders to the next succeeding Annual Meeting shall constitute a year of Service, notwithstanding that such period may actually be more or less than one year.
     (e) Each option granted to an Outside Director pursuant to this paragraph 6 and all rights to purchase shares thereunder shall terminate on the earliest of:
     (i) ten years after the date such option is granted;
     (ii) the expiration of the period specified in paragraph 8(b) or 8(c), whichever is applicable, after an Outside Director ceases to be a director of the Company; or
     (iii) the date, if any, fixed for cancellation pursuant to paragraph 9 of this Plan.
     In no event shall such option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.
     (f) The provisions of this Section 6 are not intended to be exclusive; the Committee, in its discretion, may grant additional Options to an Outside Director.

7. Manner of Exercising Options. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its President, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. The purchase price of each share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) at the time of exercise or, at the discretion of the holder of the option, by delivery to the Company of unencumbered Common Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by a combination of cash and such unencumbered Common Shares. Provided, however, that a person exercising a stock option shall not be permitted to pay any portion of the purchase price with stock if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company. No shares shall be issued until full payment therefor has been made, and the granting of an option to an individual shall give such individual no rights as a stockholder except as to shares issued to such individual.
8. Transferability and Termination of Options.
     (a) During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder; provided, however, that any optionee may transfer a nonstatutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the option agreement with respect to such options, which must be approved by the Committee, expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and (ii) the optionee does not receive any consideration for the transfer. Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to “optionee” shall mean the original grantee of an option and not any transferee.
     (b) During the lifetime of an optionee, an option may be exercised only while the optionee is employed by the Company or a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that:

     (i) unless otherwise provided in a stock option agreement, an option granted to an optionee who is not an Outside Director shall continue to be exercisable for three months after termination of such optionee’s employment but, unless otherwise provided in a stock option agreement, only to the extent that the option was exercisable immediately prior to such optionee’s termination of employment, and unless otherwise provided in a stock option agreement, an option granted to an optionee who is an Outside Director shall continue to be exercisable after such Outside Director ceases to be a director of the Company but, unless otherwise provided in a stock option agreement, only to the extent that the option was exercisable immediately prior to such Outside Director’s ceasing to be a director;
     (ii) in the case of an optionee who is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, the option granted to such optionee may be exercised within one year after termination of such optionee’s employment; and
     (iii) as to any optionee whose termination occurs following a declaration pursuant to paragraph 9 of this Plan, the option granted to such optionee may be exercised at any time permitted by such declaration.
     (c) An option may be exercised after the death of the optionee, but only within one year after the death of such optionee.
     (d) In the event of the disability (within the meaning of Section 22(e)(3) of the Code) or death of an optionee, any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death.
9. Dissolution, Liquidation, Merger. In the event of (a) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, unless appropriate provision shall have been made for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the “Survivor’s Stock”) of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor’s Stock which has a Fair Market Value as of the effective date of such merger or consolidation equal to the product of (i) the excess of (x) the Event Proceeds per Common Share (as hereinafter defined) covered by the option as of such effective date, over (y) the option price per Common Share, times (ii) the number of Common Shares covered by such option, or (b) the proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an “Event”), the Committee shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the holder of each cancelled option, within ten days after the Event, of cash equal to the amount (if any), for each Common Share covered by the cancelled option, by which the Event Proceeds per Common Share (as hereinafter defined) exceeds the exercise price per Common Share covered by such option. At the time of the declaration provided for in the immediately preceding sentence, each option shall immediately become exercisable in full and each holder of an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Common Shares covered thereby. Each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 9. For purposes of this paragraph, “Event Proceeds per Common Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the stockholders of the Company upon the occurrence of the Event.
10. Substitution Options. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option under Section 422A of the Code.
11. Tax Withholding. Delivery of Common Shares upon exercise of any nonstatutory stock option granted under this Plan shall be subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the Common Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit the optionee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover such optionee’s full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through a reduction of the number of Common Shares delivered to the person exercising the option or through a subsequent return to the Company of shares delivered to the person exercising the option.

12. Termination of Employment. Neither the transfer of employment of an optionee between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such optionee and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms “parent” or “parent corporation” and “subsidiary” as used in this Plan shall have the meaning ascribed to “parent corporation” and “subsidiary corporation”, respectively, in Sections 424(e) and (f) of the Code.
13. Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) that causes the per Share value of Common Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (i) the number and kind of Common Shares that may be issued under the Plan, (ii) the limitations on the number of Common Shares that may be issued to an individual Participant as an option in any calendar year; and (iii) the number and kind of Shares and the exercise price (if applicable) of any then outstanding awards of options, provided, in each case, that with respect to incentive stock options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision, and provided further, with respect to all awards of such options, that no such adjustment shall be authorized to the extent that such adjustment would cause the awards to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, including an Event (subject to Plan Section 9), such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Common Shares subject to an option shall always be a whole number. In no event shall an outstanding option be amended for the sole purpose of reducing the exercise price thereof.
14. Other Terms and Conditions. The Committee shall have the power, subject to the other limitations contained herein, to fix any other terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate an optionee’s employment at any time.
15. Option Agreements. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are nonstatutory stock options or incentive stock options under Section 422 of the Code.

16. Amendment and Discontinuance of Plan. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment by the Board shall, without further approval of the Stockholders of the Company, if required in order for the Plan to continue to meet the requirements of the Code:
     (a) change the persons eligible to receive options;
     (b) except as provided in paragraph 3 hereof, increase the total number of Common Shares of the Company which may be made subject to options granted under this Plan;
     (c) except as provided in paragraph 3 hereof, change the minimum purchase price for the exercise of an option; or
     (d) extend the term of this Plan beyond December 1, 2006.
No amendment to this Plan shall, without the consent of the holder of the option, alter or impair any options previously granted under this Plan.
17. Effective Date. This Plan shall be effective July 26, 1989.